EXHIBIT 10.8

AGREEMENT OF SERVICES

THIS CONTRACT IS ENTERED INTO ON 10th January 2022 BETWEEN:

(1)            FLIGHT STORY LIMITED a company registered in England whose registered office is at 4th Floor 131 Shoreditch High Street, London, E1 6JE and registered number is 13441974 (FSL); and

(2)            THE HEALING COMPANY a company registered in USA whose registered office is at 711 S Carson Street, Suite 4, Carson City, NV 89701 and registered number is 26-2862618 (Client).

BACKGROUND

(A)           The Client wishes to purchase and FSL wishes to provide a range of services and deliverables as more particularly described in one or more Statements of Work on a project basis.

(B)            The parties agree that such services and deliverables shall be supplied in accordance with the terms of this Contract.

NOW IT IS AGREED AS FOLLOWS

1. Definitions

1.1 In these conditions (unless the context otherwise requires):

Advertising Regulation: any present or future applicable code of practice or adjudication of the Committee of Advertising Practice, Broadcast Committee of Advertising Practice or the Advertising Standards Authority and includes any applicable modification, extension or replacement thereof in force from time to time, together with other USA and UK laws, statutes and regulations which are directly applicable to the Services, including but not limited to the Federal Trade Commission Act, the CAN-SPAM Act, the California Consumer Privacy Act, Children’s Online Privacy Protection Act, the Telephone Consumer Protection Act, and the Foreign Corrupt Practices Act.

Affiliates: any company, partnership or other entity which at any time directly or indirectly controls, is controlled by or is under common control with either party including as a subsidiary, parent or holding company.

Associates: a party’s employees, officers, agents, sub-contractors or authorised representatives.

Flight Story Limited – Terms and Conditions

Assumption: any preconditions or requirements (if any) that must (as the case maybe) be in place, true or met for the Campaign to be properly delivered by FSL to the Client which is set out in the applicable Statement of Work.

Authorised Persons: those personnel of FSL and the Client specified in the applicable Statement of Work who have the authority to contractually bind FSL and the Client in all matters relating to this Contract.

Business Day: a day (other than a Saturday or a Sunday) when clearing banks are open for the conduct of normal banking business in London.

Campaign: any project(s) agreed between the parties from time to time under which FSL is to perform Services and supply Deliverables to the Client, as more fully described in this Contract and the applicable Statement of Work.

Campaign Duration: has the meaning set out in the applicable Statement of Work.

Client Materials: any data, client equipment, computer systems, software, documents, copy, Intellectual Property Rights, artwork, logos and any other materials or information concerning Client or Client’s Confidential Information that is owned by or licensed to the Client which are provided to FSL and/or its Associates by or on behalf of the Client.

Client Obligations: those obligations (if any) set out in the applicable Statement of Work which must be performed by the Client in order for FSL to be able to perform the Deliverables.

Commencement Date: has the meaning set out in the applicable Statement of Work.

Contact Information: the contact details (Sales Representative, Primary Contact and other) set out in the applicable Statement of Work and where pursuant to condition 21 FSL will send correspondence.

Contract: this document and the applicable Statement of Work.

Deliverables: the advertising, creative and other materials which are to be provided by FSL as specified in a Statement of Work which comprise the Campaign, including Third Party Materials and FSL Proprietary Materials where applicable.

Effective Date: means the date of this Contract.

Entity: any company, limited liability partnership, limited partnership or partnership.

Feedback: the analysis of the Campaign that FSL will disclosed to the Client either during the Campaign and / or at the end of the Campaign.

Flight Story Limited – Terms and Conditions

Force Majeure Event: any act, event, non-happening, omission or accident beyond a party's reasonable control, including but not limited to: strikes; lock-outs or other industrial action; civil commotion; riot; invasion, war (whether declared or not) or threat of or preparation for war; fire, explosion, storm, flood, earthquake, subsidence, epidemic, pandemic or other natural disaster; impossibility of the use of railways, shipping, aircraft, motor transport or any other means of public or private transport; or compliance with any law or governmental order, rule, regulation or direction.

Fees: the sums set out in the Payment Details which are payable by the Client to FSL in respect of the Deliverables.

General Terms: the terms and conditions set out in this Contract but not including any Schedules and/or Statements of Work.

Intellectual Property Rights: all patents, rights to inventions, utility models, copyright and related rights, trademarks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database right, typography rights, moral rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection in any part of the world.

Losses: losses, damages, liabilities, claims, demands, actions, penalties, fines, awards, costs and expenses (including reasonable legal and other professional expenses), subject to condition 18.

Materials: any artwork, copy, models, designs, photographs, commercial, feature film, character, music, voice over, sound recording, performance, book, painting, logo, or any other material protected by Intellectual Property Rights, but not including any software.

Moral Rights: all rights described in Part I, Chapter IV of the Copyright Designs and Patents Act 1988 and any similar rights of authors anywhere in the world.

Payment Details: the relevant details of the applicable Statement of Work which regulate what Fees are due (including discounts) and when the Fees are due to be paid.

Payment Schedule: the specific entries of the Payment Details which set out the terms by which the Client will pay the Fees.

Primary Contact: the person(s) detailed in the applicable Statement of Work who FSL understand are duly authorised to manage the Campaign on behalf of the Client.

Progress Meetings: meetings between the parties as set out in the applicable Statement of Work whereby FSL provides the Client with status reports advising the Client of FSL's progress regarding the Campaign.

Schedule: a schedule attached to this agreement, signed by the parties.

FSL Proprietary Materials: software (including all programming code in object and source code form), methodology, know-how and processes and Materials in relation to which the Intellectual Property Rights are owned by (or licensed to) FSL and which are:

(i)              in existence prior to the date on which it is intended to use them for a Campaign; or

(ii)             created by or for FSL outside of a Campaign and which are intended to be reused across its business.

Flight Story Limited – Terms and Conditions

Services: the Services to be supplied by FSL under this Contract as set out in the relevant Statement of Work, which includes the provision of Deliverables.

Statement of Work: one or more documents in the form set out in Schedule 1 or similar form as agreed and signed by the parties from time to time containing a description of the relevant Campaign.

Term: the period commencing on the Effective Date and ending on the effective date of termination of this Contract in accordance with condition 17.

Territory: the United Kingdom and the United States of America, unless expressly specified otherwise in the applicable Statement of Work. Publication and marketing on globally accessible mediums such as the internet shall not mean that the Territory is deemed to be world-wide.

Third Party Materials: those Materials which are either commissioned by FSL from third parties during the Term and incorporated into the Deliverables, or which have been created by a third party and which are in existence at the time it is desired to make use of them for inclusion in the Deliverables, but which excludes software which is owned or licensed by a third party.

1.2               Headings in this document shall not affect their interpretation.

1.3               As referred to in conditions 26.1 and 26.2 the Statement of Work forms part of the Contract. Any revisions to the Statement of Work may also form part of these conditions.

1.4               A reference to writing or written does not include e-mail.

1.5               Any obligation in the Contract on a person not to do something includes, without limitation, an obligation not to agree, allow, permit or acquiesce in that thing being done.

1.6               References to conditions are to the provisions of this document.

2. Application of the Contract

2.1               This Contract shall prevail over any inconsistent terms or conditions contained, or referred to, in any purchase order or confirmation of order produced by the Client, acceptance of a quotation, or specification or other document supplied by the Client, or implied by law, trade custom, practice or course of dealing.

2.2               The Client's standard terms and conditions (if any) attached to, enclosed with or referred to in any purchase order or other document shall not govern the Contract.

Flight Story Limited – Terms and Conditions

3. Appointment and Statements of Work

3.1               During the Term, FSL shall perform the Services and (where relevant) shall supply the Deliverables to the Client in the Territory in accordance with agreed Statements of Work.

3.2               The parties may agree new Campaigns from time to time by agreeing a new Statement of Work in writing. Once a Statement of Work has the signature of both parties' Authorised Persons, such Statement of Work shall automatically form part of this Contract.

3.3               A Statement of Work may include one or more Schedules which incorporate additions and amendments to these General Terms to reflect the different types of Services to be provided for the relevant Campaign. Any such Schedules shall form part of this Contract only for the duration of the relevant Campaign set out in the Statement of Work.

3.4               FSL will not be obliged to perform any work on behalf of the Client until the Statement of Work has been signed by both parties.

4. Term

4.1               This Contract shall commence on the Effective Date and shall continue until terminated in accordance with condition 17.

4.2               Each Campaign shall commence on the Commencement Date and shall continue until expiry of the Campaign Duration, subject to earlier termination in accordance with the terms of condition 17.

5. Fees

5.1               The Fees specified and all other sums payable to FSL are exclusive of Value Added Tax and any other applicable sales tax (unless otherwise stated) which shall also be payable by the Client at the rate prevailing from time to time.

5.2               Unless the Fees specified are fixed Fees, the Fees specified do not include travel, hotel or subsistence expenses or the cost of materials and external services incurred in providing the Deliverables. FSL shall be responsible for all costs and fees related to or arising out of the Services unless otherwise agreed to in advance by Client. All expenses for which Client may reimburse FSL shall be authorized in advance in writing and supported by receipts.

5.3               FSL reserves the right to revise the fee rates if a change to the Deliverables is agreed pursuant to condition 9.2. Any such change will be:

5.3.1           notified to the Client for approval;

5.3.2           reasonable and proportionate to the agreed change to the Deliverables; and

5.3.3           if the Client does not agree to the revised fee then FSL is under no obligation to deliver the revised Deliverables.

Flight Story Limited – Terms and Conditions

6. Third Party Costs

6.1               Unless the Fees specified are fixed Fees, FSL will invoice the Client in respect of all third party costs incurred by FSL on behalf of the Client in performing the Services, subject to the Client approving all such costs in advance in writing ("Third Party Costs").

7. Payment

7.1               FSL shall submit an invoice in respect of the Fees in accordance with the Payment Schedule.

7.2               If the Client fails to pay any sum due under this Contract within thirty (30) days of its due date (except in the event of termination by either party or breach by FSL):

7.2.1           the Client recognises that FSL may incur administration time and costs that may be caused by the Client’s failure to pay the invoice in accordance with these Terms and FSL is entitled to recover such costs.

7.3               If the Client fails to pay any sum due under this Contract, FSL may, without prejudice to any other remedy, suspend the Campaign until the payment is made; in which case the Fees shall be increased by the amount of the costs and expenses of FSL occasioned by such suspension and the subsequent resumption of work and the Client shall grant a reasonable extension of time to conclude the Campaign.

8. Non Solicitation

8.1               Both the Client and FSL agrees that during the duration of the Campaign and for twelve (12) months thereafter it shall not employ or engage whether directly or indirectly on any other basis or offer such employment or engagement to any person employed or engaged by FSL who has been associated with the Campaign without FSL's prior agreement in writing. This provision does not apply to person who independently applies for employment to Client through published job openings.

9. The Campaign

9.1               FSL shall provide the Client with status reports advising the Client of FSL's progress regarding the Campaign. The frequency of the Progress Meetings and how the Campaign will be evaluated shall be as set out in the Statement of Work. The parties acknowledge that should (for whatever reason) FSL does not provide status reports then that is a breach of warranty of the Contract and not a condition of the Contract and will not entitle the Client to withhold payment of Fees.

9.2               Either party can request changes to the Campaign at any time. Each party shall have the right to reject on reasonable grounds any such change requested by the other party. The Statement of Work will be updated to include the relevant changes and the revisions will form part of the Contract.

Flight Story Limited – Terms and Conditions

9.3               The Client recognises that FSL will not organise a campaign that FSL believes is likely to:

9.3.1           mislead consumers; or

9.3.2           breach the rights conferred on consumers by law; or

9.3.3           breach the guidelines of the Advertising Standards Agency (Prohibited Behaviour).

9.4               If FSL consider that a campaign falls into in a manner that is Prohibited Behaviour FSL shall on written notice suspend the Campaign and unless FSL’s concerns are rectified the campaign shall terminate.

10. FSL Obligations

10.1             Until Client notifies FSL otherwise, the following procedure shall apply to publication and distribution of all media: FSL will provide to Client a copy of each proposed media for publication or distribution for Client’s review at least five business days before planned publication or distribution of the media. Client will either approve the media, reject the media, or approve the media contingent on changes being made, in each case in writing. Each media will only be published or distributed if approved in writing by Client. If media is approved in writing contingent upon changes being made, FSL will resubmit the media to Wejo at least two business days prior to the planned publication and will not be published unless approved in writing by media.

11. Client Obligations

11.1            The Client acknowledges that the performance by FSL of the Campaign is dependent upon the Client's prompt performance of the Client Obligations which include, among others, the responsibilities described in this condition 11 and the Statement of Work.

11.2             The Client will give FSL full and clear instructions as to its requirements for the Services and Deliverables to be included in a Statement of Work, including full details of the dates by which each stage of the proposed Services and Deliverables are to commence and finish.

11.3             The Client will promptly supply to FSL (at no charge) any Client Materials reasonably required by FSL or otherwise necessary to provide the Services and Deliverables and shall ensure that it has all rights and licences in place to enable use by FSL of all Client Materials.

11.4             The Client agrees to make available to FSL an Authorised Person named in the Statement of Work who shall be authorised to make binding decisions for the Client with regard to this Contract, including any change to the Campaign or other variation hereto.

11.5             Where participation by, or access by FSL to, the Client's personnel is necessary for the Campaign, the Client shall procure such personnel to be available at the times reasonably required by FSL. The Client shall use its best endeavours to meet any reasonable timetable proposed by FSL. Furthermore, where such personnel participate in the Campaign, the Client shall ensure that such personnel possess the appropriate skills and experience for the tasks assigned to them.

Flight Story Limited – Terms and Conditions

11.6             The Client shall notify FSL in writing should it become aware of any information which it considers or suspects may impact upon the Campaign, including if the Client considers that any Deliverables submitted to the Client by FSL for approval are false or misleading or in any way contrary to law or applicable Advertising Regulation.

11.7             If the Client does not consistently fulfil its obligations under or in connection with this Contract (including its payment obligations), then to the extent that such failure prevents FSL from performing any Services and/or providing any Deliverables in accordance with this Contract, FSL will be relieved of its obligations to the Client, and FSL shall not be liable for any Losses incurred by the Client as a result of any such failure. In the event that FSL terminates the Agreement pursuant to this Section 11.7, Client shall have no further obligations to FSL hereunder, including the payment of Fees.

12. Service Delivery

12.1          FSL will give the Client full and clear instructions as to the Client Materials it reasonably requires for the purposes of performing the Services and providing the Deliverables.

12.2          FSL shall:

(a)           apply such time, attention, and reasonable skill and care as may be necessary or appropriate for its proper performance of the Services and provision of the Deliverables;

(b)           comply with all lawful and reasonable directions regarding the Services and Deliverables communicated to it from time to time by the Client (provided such directions do not materially deviate from or add to the Statement of Work);

(c)           keep Client Materials reasonably safe and secure while they are in the possession or control of FSL; and

(d)           deliver all Deliverables by the dates set out in the applicable Statement of Work or any other delivery date(s) agreed by the parties in writing.

12.3          If at any time FSL becomes aware that it may not be able to perform the Services or deliver any Deliverables by any date set out in the applicable Statement of Work (or any other deadline agreed by the parties in writing), FSL will promptly notify the Client and give details of the reasons for the delay. Any such delays in the delivery of any deliverables hereunder shall proportionately delay Client’s payment obligations hereunder.

13. Personnel

13.1          FSL will allocate suitable personnel with appropriate levels of experience and seniority to provide the Services. The Client acknowledges and agrees that it may be necessary for FSL to replace the personnel providing the Services with alternative personnel with similar levels of seniority and experience.

Flight Story Limited – Terms and Conditions

14. Campaign Management

14.1          During the Term, FSL will keep the Client fully informed as to the progress and status of all Services and Deliverables including through Progress Meetings. FSL will prepare and submit written reports at such intervals and in such format as is agreed by the parties and will promptly inform the Client of any actual or anticipated problems relating to delivery of the Deliverables.

15. Approval Process

15.1          Where a party is asked to give approval under or in connection with this Contract, such approval shall not be unreasonably withheld or delayed.

15.2          FSL may from time to time during Progress Meetings seek the Client's prior approval of any draft Deliverables and such approval will be FSL’s authority to proceed with the use of the relevant Deliverables.

15.3          In the event that the Client does not approve of any matter requiring approval it shall notify FSL of its reasons for disapproval within 5 days of FSL's request, or in accordance with any time frame set out in the Statement of Work or as otherwise agreed in writing. If the Client does not notify FSL of its disapproval in accordance with this condition 14.3, it shall be deemed approved.

15.4          In the event of any delay or failure of the Client giving approvals (or disapprovals) requested under or in connection with this Contract, FSL will not be liable for any resulting delays or adverse impact caused to the delivery of the Campaign.

15.5          Until Client notifies FSL otherwise, the following procedure shall apply to publication and distribution of all media: FSL will provide to Client a copy of each proposed media for publication or distribution for Client’s review at least five business days before planned publication or distribution of the media. Client will either approve the media, reject the media, or approve the media contingent on changes being made, in each case in writing. Each media will only be published or distributed if approved in writing by Client. If media is approved in writing contingent upon changes being made, FSL will resubmit the media to The Healing Company at least two business days prior to the planned publication and will not be published unless approved in writing by Client.

16. Intellectual Property Rights

16.1          FSL acknowledges that ownership of Client Materials and ownership of all Intellectual Property Rights in any Client Materials (including any modifications or adaptations of such Client Materials produced in the course of providing the Services and Deliverables) shall remain vested in the Client or its licensors. The Client hereby grants to FSL a non-exclusive, revocable licence during the applicable Campaign Term to use the Client Materials solely for the purposes of providing the Services and Deliverables.

16.2          Subject to the remaining provisions of this condition 16 and subject to FSL receiving payment of all applicable Fees, FSL shall assign to the Client absolutely with full title guarantee (by way of a present assignment of present and future rights) all of the Intellectual Property Rights in Campaign Materials which are delivered to and paid for by Client, and are capable of being assigned, together with the right to sue for past infringement of the Intellectual Property Rights in Campaign Materials.

Flight Story Limited – Terms and Conditions

16.3          The Client acknowledges that all Intellectual Property Rights in FSL Proprietary Materials shall be owned by and remain the property of and vested in FSL. Subject to FSL receiving payment of all Fees FSL hereby grants to the Client a non-exclusive, revocable (only for non-payment of applicable Fees) royalty-free licence to use such FSL Proprietary Materials as are included in the Deliverables, in the Territory, for so long as Client is not in material breach of this Agreement, and for the purposes set out in the Statement of Work.

16.4          FSL shall use all reasonable endeavours to obtain all usage rights in the Third Party Materials as shall be necessary in order that the Client can use such Third Party Materials for the purposes set out in the Statement of Work. If FSL is unable to secure necessary usage rights for any Third Party Materials, FSL shall not incorporate those Third Party Materials into the Campaign Materials. FSL shall notify the Client in writing of any restrictions on usage and any other contractual restrictions arising in respect of such Third Party Materials, and if Client agrees to accept the Third Party Materials under the restrictions, the Client hereby indemnifies and keeps FSL indemnified against any Losses suffered by FSL as a result of the Client or its Affiliates breaching any such restrictions. If so requested by the Client, FSL shall use reasonable endeavours to obtain an assignment of the Intellectual Property Rights in the Third Party Materials at the Client's cost. FSL indemnifies and keeps Client indemnified against any Losses suffered by Client as a result of the FSL failing to procure usage rights to Third Party Materials necessary for the full use of any Third Party Materials in accordance with the Statement of Work and the Deliverables; this indemnity does not apply to any restrictions on usage agreed to by Client according to this paragraph.

16.5          FSL represents and warrants that its work under this Agreement and the Deliverables will not infringe, misappropriate, or violate any third party proprietary or intellectual property rights (whether copyright or any other recognizable intellectual property right), right to privacy or publicity of any third party, or constitute unfair competition or trade practices under the laws of any jurisdiction.

16.6          FSL agrees, at the Client’s request and expense, to take all such actions and execute all such documents as are necessary (in the Client’s reasonable opinion) to enable the Client to obtain, defend or enforce its rights in the Deliverables, and shall not do or fail to do any act which would or might prejudice the Client’s rights under this condition 16.

16.7          To the extent permitted by law and subject to FSL receiving payment of all applicable Fees, FSL shall ensure that all Moral Rights in FSL Proprietary Materials included in the Deliverables are waived (or where not lawfully possible to waive Moral Rights, FSL agrees not to assert any Moral Rights in respect of Campaign Materials). Subject to FSL receiving payment of all applicable Fees that are attributable to Campaign Materials, FSL shall use its reasonable endeavours to ensure that all Moral Rights in Third Party Materials are waived (or where not lawfully possible to waive Moral Rights, to procure that Moral Rights are not asserted in respect of Third Party Materials).

16.8          Notwithstanding any of the above and save as otherwise expressly provided for in a Statement of Work or the Schedule(s), FSL shall:

(a)     be able during and after the Term to use any Deliverables which have been broadcast, published, distributed or otherwise made available to the public, and the Client’s name and logo for the purposes of promoting its work and its business including on FSL’s website, in credentials pitches and in its showreel, provided that any such use by FSL shall be subject to the Client’s prior written approval granted in the Client’s sole discretion; and

(b)     retain all know-how obtained in connection with the Services and Deliverables.

16.9          For the avoidance of doubt, FSL shall not be liable under or in connection with this Contract for any modifications, adaptations or amendments to any Deliverables made by the Client or by a third party on the Client’s behalf, nor in the event that any fault, error, destruction or other degradation in the quality and/or quantity of the Deliverables arises due to the acts or omissions of the Client and/or its Associates.

16.10        The terms of and obligations imposed by this condition 16 shall survive the termination of this Contract for any reason.

Flight Story Limited – Terms and Conditions

17. Confidentiality and Publicity

17.1          Neither party shall during the term of this Contract or after its termination disclose to any third party any confidential information of the other party (except as required by law or with the prior written consent of the other party). "Confidential Information" of the other party means any document, material, idea, data or other information of whatever nature which is obtained either in writing, visually or electronically (including but without limitation to the generality of the foregoing, software, photographs, videos or recordings of visual images on any media and which relates either to FSL's or the Client's research and development, trade secrets or business affairs or which is marked confidential and disclosed by either party to the other for the purposes hereof). Confidential Information of the other party does not however include any document, material, idea, data, or other information which:

17.1.1        is known to the receiving party under no obligation of confidence, at the time of disclosure by the other party; or

17.1.2        is or becomes publicly known through no wrongful act of the receiving party; or

17.1.3        is lawfully obtained by the receiving party from a third party who in making such disclosure breaches no obligation of confidence to the other party; or

17.1.4        is independently developed by the receiving party; or

17.1.5        is disclosed by the other party to a third party under no obligation of confidence.

17.1.6       Notwithstanding this condition 17, if FSL receives actual notice that FSL is or may be required by law or legal process to communicate or divulge any such Confidential Information, unless otherwise prohibited by law or regulation, FSL shall promptly so notify the Client, and FSL shall ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own Confidential Information.

17.2          Neither party shall at any time, whether during the Term or at any time thereafter, without the prior written approval of the other party, use, disclose, exploit, copy or modify any of the other party’s Confidential Information, or authorise or permit any third party to do the same, other than for the sole purpose of the exercise of its rights and/or the performance of its obligations in connection with this Contract.

17.3          The Client acknowledges that nothing in this Contract shall affect FSL’s right to use as it sees fit any general marketing or advertising intelligence gained by FSL in the course of its appointment so long as such general marketing or advertising intelligence does not include and is not related to Client Materials or Client Confidential Information.

17.4          Each party hereby indemnifies the other party from and against all Losses arising out of or in connection with the other party’s breach of this condition 17, including breach by each party’s Associates.

17.5          The terms of and obligations imposed by this condition 17 shall survive the termination of this Contract for any reason.

Flight Story Limited – Terms and Conditions

18. Termination

18.1          The Client cannot terminate the Contract without Cause until the Campaign has been completed but if the Client without cause terminates prior to that the Client will pay FSL the outstanding fees.

18.2          Termination of Agreement for Cause. Client shall also have the right to terminate this Agreement immediately for Cause upon written notice to FSL. As used in this Agreement, “Cause” shall mean: (1) breach of any material obligation of FSL under this Agreement including, without limitation, confidentiality obligations; (2) commission by FSL of any act of dishonesty, fraud, theft or harassment in connection with the performance of the Services; (3) unethical or illegal conduct by FSL in connection with the performance of the Services; or (4) FSL’s neglect or poor performance of the Services which conduct continues or resumes after written notice to FSL.

18.3             Without prejudice to any other rights or remedies which the parties may have, either party may terminate the Contract without liability to the other immediately on giving written notice to the other if:

18.3.1        either party gives notice to terminate the Contract pursuant to condition 18.3;

18.3.2        the other party fails to pay any amount due under the Contract on the due date for payment and remains in default not less than seven days after being notified in writing to make such payment, or is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; or

18.3.3        the other party commits a material breach of any of the terms of the Contract and (if such a breach is remediable) fails to remedy that breach within 30 days of that party being notified in writing of the breach; or

18.3.4        the other party repeatedly breaches any of the terms of the Contract in such a manner as to reasonably justify the opinion that its conduct is inconsistent with it having the intention or ability to give effect to the terms of the Contract; or

18.3.5        the other party commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with its creditors other than for the sole purpose of a scheme for a solvent amalgamation of that other party with one or more other companies or the solvent reconstruction of that other party; or

18.3.6        a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding up of that other party other than for the sole purpose of a scheme for a solvent amalgamation of that other party with one or more other companies or the solvent reconstruction of that other party; or

18.3.7        an application is made to court, or an order is made, for the appointment of an administrator or if a notice of intention to appoint an administrator is given or if an administrator is appointed over the other party; or

Flight Story Limited – Terms and Conditions

18.3.8        a creditor or encumbrancer of the other party attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets and such attachment or process is not discharged within 14 days; or

18.3.9        In the event a party determines in good faith that continuation of the contract is harmful to the party’s brand or reputation;

18.3.10    the other party suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business; or

18.3.11    there is a change of control of the other party (as defined in section 574 of the Capital Allowances Act 2001).

18.4             On termination of the Contract for any reason:

18.4.1        If FSL terminates this Agreement for any reason or Client terminates this Agreement pursuant to conditions 18.2 or 22, the Client shall immediately pay to FSL all of FSL's outstanding unpaid invoices and interest including during the notice period and, in respect of Deliverables supplied but for which no invoice has been submitted, FSL may submit an invoice, which shall be payable immediately on receipt;

18.4.2        (unless the Client lawfully terminates this Agreement pursuant to conditions 18.2 or 22, whereupon the Client’s exposure will be restricted to the sums referred to in condition 18.4.1) then the remaining Fees (as detailed on the relevant Payment Schedule) will become immediately due to be paid by the Client to FSL;

18.4.3        each party shall also promptly return to the other (1) all materials owned by the other (except for copies authorized under this Agreement), and (2) all Confidential Information of other party and provide to the other written confirmation that all such items have been returned or destroyed; and

18.4.4        the accrued rights and liabilities of the parties as at termination and the continuation of any provision expressly stated to survive or implicitly surviving termination (in particular but not limited to conditions 8.1, 8.2, 16, 17, and 20), shall not be affected.

19. Compliance with Laws and Regulations

19.1           FSL represents and warrants that all work under this Agreement will not violate any laws or Advertising Regulation. FSL’s publications and distributions hereunder will be in accordance with the guidelines established by the United States Federal Trade Commission (the “FTC”), including without limitation the FTC’s guidelines for endorsements in advertising and native advertising.

Flight Story Limited – Terms and Conditions

20. Limitation of Liability

20.1             Except in case of breach of warranty or indemnity, this condition 20 sets out the entire financial liability of FSL to the Client in respect of any breach of the Contract including any deliberate personal repudiatory breach by FSL and any representation, statement or tortious act or omission (including negligence) arising under or in connection with the Contract.

20.2             Except as expressly stated, all contractual warranties, contractual conditions and other terms implied by statute or common law are, to the fullest extent permitted by law, excluded from the Contract.

20.3             The Client recognises that:

20.3.1        the nature of FSL’s work means that although all the Deliverables will be effected no guarantee that the Campaign will lead to increased revenue or a more prominent web presence. The services offered by FSL and any Campaign will by their nature be speculative;

20.3.2        the idea or methodology behind any Campaign and the decision to proceed with a particular Campaign will always be the Client’s and FSL will always rely on the knowledge that the Client has of its business.

20.4             Nothing in these conditions limits or excludes the liability of FSL:

20.4.1        for death or personal injury resulting from negligence;

20.4.2        for any breach of expressly granted warranty or indemnity;

20.4.3        for any damage or liability incurred by the Client as a result of gross negligence, wilful misconduct, fraud, or fraudulent misrepresentation by FSL;

20.5             Subject to conditions 20.2 and 20.3, unless such losses arise out of the indemnifying party’s gross negligence, wilful misconduct, fraud, or fraudulent misrepresentation, neither party shall be liable to the other for:

20.5.1        loss of profits;

20.5.2        loss of business;

20.5.3        depletion of goodwill and/or similar losses;

20.5.4        loss of anticipated savings;

20.5.5        any special, indirect, consequential or pure economic loss, costs, damages, charges or expenses.

20.5.6        Except for breach of warranty or indemnity, FSL's total liability in contract, tort (including ordinary negligence or breach of statutory duty), misrepresentation, restitution or otherwise arising in connection with the performance, or contemplated performance, of the Contract shall be limited to the aggregate of the Fees paid by the Client at the time of breach.

Flight Story Limited – Terms and Conditions

20.6             If FSL's performance of its obligations under the Contract is prevented or delayed by any act or omission of the Client, its agents, subcontractors, consultants or employees, FSL shall not be liable for any costs, charges or losses sustained or incurred by the Client arising directly or indirectly from such prevention or delay.

20.7             FSL takes no responsibility for any defects in the Campaign which are caused by:

20.7.1        the Assumptions being incorrect or misleading;

20.7.2        any loss to the Client resulting from, or substantially caused by, the Client’s failure to comply with its Client Obligations;

20.7.3        the omissions or negligence of the Client (including its contractors or employees); or

20.7.4        any problems with the Client’s information technology systems.

21. Client Warranties

21.1             The Client warrants and undertakes that:

21.1.1        it has full power and authority to enter into this Contract and that by doing so it will not be in breach of any obligation to a third party;

21.1.2        the Client Materials will not, when used in accordance with this Contract and any written instructions given by the Client, infringe third party Intellectual Property Rights;

21.1.3        to the best of its knowledge and belief, the Client Materials will comply with all applicable laws and regulations including all Advertising Regulations; and

21.1.4        the Client Materials are accurate and complete in all material respects.

22. Force Majeure

22.1             Neither party shall be liable for any delay in performing or for failure to perform any of its obligations under this Contract to the extent that and for so long as the delay or failure results from a Force Majeure Event.

22.2             The party whose performance is affected by a Force Majeure Event shall, as soon as reasonably practicable after becoming aware of the Force Majeure Event, notify the other party in writing of the circumstances of the Force Majeure Event and the other party shall grant a reasonable extension for the performance of this Contract, provided however that if either party shall have been so prevented from meeting its obligations for more than twenty (20) Business Days following the receipt of such notice, then either party may terminate this Contract forthwith upon written notice. Each party shall use its reasonable endeavours to minimise the effects of any Force Majeure Event. In the event that either party terminates this Agreement due to a Force Majeure Event, FSL shall be entitled to be paid for Services satisfactorily and properly performed prior to the effective date of termination in accordance with the Contract, and Client shall have no further financial obligations towards FSL.

Flight Story Limited – Terms and Conditions

23. Notices and other Communications

23.1             Any notice which expression includes any other communication whatsoever which is made in accordance with this Contract, should refer to this Contract and shall without prejudice to any other method of giving it be sufficiently given if it is sent by registered or recorded delivery first class post to the other party to the address (as the case maybe) FSL’s registered office or in the case of the Client the address stated in the Statement of Work or to such other address as the respective party may advise by notice in writing from time to time.

23.2             Notices shall be deemed to have been properly given after three (3) Business Days in the case of notices posted from the United Kingdom to a destination therein and eight (8) Business Days in the case of all other notices posted internationally.

23.3             For the purpose of this condition 23 and calculating deemed receipt all references to time are to local time in the place of deemed receipt.

23.4             This condition 23 does not apply to the service of any proceedings or other documents in any legal action or other method of dispute resolution.

24. Assignment

24.1           No right or obligation under this Contract shall be assigned or transferred by either party without the prior written approval of the other party. FSL may not sub-contract the performance of any of its obligations under this Contract to third parties without the Client's consent. In the event that Client authorizes FSL’s use of a subcontractor, FSL shall ensure such subcontractor agrees to and is bound by the terms of this Agreement. Any such authorized sub-contracting shall not relieve FSL from its obligations to the Client under this Contract.

25. Data Processing

25.1             Definitions and Interpretation

25.1.1        For the purposes of this condition 25, the following terms shall have the meanings set out below:

"Affiliate" means any company, partnership or other entity which at any time directly or indirectly controls, is controlled by or is under common control with either party including as a subsidiary, parent or holding company;

“Applicable Laws” means the laws of any Member State of the European Union or the laws of the European Union applicable to the Data Processor and any other applicable law;

“Data Protection Legislation” means (i) the EU Directive 95/46/EC as transposed into domestic legislation of each Member State as amended, replaced or superseded from time to time including by the GDPR and laws implementing or supplementing the GDPR ; and (ii) to the extent applicable, the data protection laws of any other country, including the United Kingdom if the GDPR ceases to have direct effect in the United Kingdom;

“Data Controller” has the meaning set out in the Data Protection Legislation;

“Data Processor” has the meaning set out in the Data Protection Legislation;

“Data Subject” has the meaning set out in the Data Protection Legislation; “GDPR” means General Data Protection Regulation ((EU) 2016/679);

“Personal Data” has the meaning set out in the Data Protection Legislation;

“Sub-processor” means any person appointed by or on behalf of the Data Processor to process Personal Data on behalf of the Data Controller in connection with this Contract.

Save as otherwise defined above, defined terms in this clause shall have the meaning given to them in this Contract.

Flight Story Limited – Terms and Conditions

 25.2             Data Protection

25.2.1        Both parties will comply with all applicable requirements of the Data Protection Legislation. This condition 25 is in addition to, and does not relieve, remove or replace, a party's obligations under the Data Protection Legislation.

25.2.2        The parties acknowledge that for the purposes of the Data Protection Legislation and this condition 25, unless otherwise agreed between the parties, for data provided by Client, the Client is the Data Controller and the Agency is the Data Processor.

25.2.3        The Data Controller warrants and undertakes that it has all necessary rights to provide personal data to the Data Processor and to require the Data Processor to process personal data on its behalf.

25.2.4        The obligations contained in this condition 25 shall apply to any Affiliate of the Data Processor who processes data under this Contract.

25.2.5        The Data Controller sets out the scope, nature and purpose of processing by the Data Controller, the duration of the processing and the types of Personal Data and categories of Data Subject.

25.2.6        Without prejudice to the generality of condition 25.2.1, the Data Controller will ensure that it is lawfully to enable the transfer of the Personal Data to the Data Processor for the duration and for the purposes of this Contract.

25.2.7        Without prejudice to the generality of condition 25.2.1, the Data Processor shall, in relation to any Personal Data processed in connection with the performance by the Data Processor of its rights and obligations under this Contract:

25.2.7.1                 process that Personal Data only on the written instructions of the Data Controller unless the Data Processor is obliged to process such Personal Data by the Applicable Laws;

25.2.7.2                 ensure that it has in place technical and organisational measures to protect against unauthorised or unlawful processing of Personal Data and against accidental loss or destruction of, or damage to, Personal Data;

25.2.7.3                 take all reasonable steps to ensure that all personnel who have access to and/or process Personal Data are obliged to keep the Personal Data confidential and that access to Personal Data is limited to those individuals who need to have access to Personal Data for the purposes of this Contract;

25.2.7.4                 assist the Data Controller, at the Data Controller's cost, in responding to any request from a Data Subject and in ensuring compliance with its obligations under the Data Protection Legislation with respect to security, breach notifications, impact assessments and consultations with supervisory authorities or regulators; and

25.2.7.5                 notify the Data Controller on becoming aware of a serious Personal Data breach.

Flight Story Limited – Terms and Conditions

25.2.8        The Data Processor shall not appoint any other Sub-Processor without the Data Controller's prior written consent. The Data Processor confirms that it has entered or (as the case may be) will enter with any appointed Sub-Processor into a written agreement incorporating terms which are substantially similar to those set out in this condition 25. As between the Data Controller and the Data Processor, the Data Processor shall remain fully liable for all acts or omissions of any Sub-Processor appointed by it pursuant to this condition 25.2.8.

25.2.9          The Data Processor may, at any time on not less than 30 days’ notice, revise this condition 25 by replacing it with any applicable controller to processor standard clauses or similar terms forming party of an applicable certification scheme.

26. No Partnership or Agency

26.1             Nothing in the Contract is intended to, or shall be deemed to, constitute a partnership or joint venture of any kind between any of the parties, nor constitute any party the agent of another party for any purpose. No party shall have authority to act as agent for, or to bind, the other party in any way.

27. Legal Construction

27.1             The parties have populated the Statement of Work appended to this Contract which pertains to the Campaign. Where the Statement of Work is not referred to in the document that information is not legally binding.

27.2             This Contract constitutes the entire agreement reached between the parties with respect to the Campaign. It supersedes all prior proposals (and details on the Statement of Work which are not expressly referred to in this document) and no other representations, understandings and contracts, whether oral or written, and all other communications save for any fraudulent misrepresentation shall form a term herein.

27.3             In the event of a conflict between this document and the Statement of Work, the terms of this document shall prevail.

27.4             The failure of either party to enforce or exercise at any time any term or any right under this Contract does not constitute and shall not be construed as a waiver of such term or right and shall in no way affect that party’s later right to enforce or to exercise it.

27.5             The rights and obligations of the parties under this Contract shall remain in full force and effect, except and only to the extent that they are so modified or varied.

27.6             If any condition, provision or any part of this Contract becomes invalid, illegal or unenforceable in any respect under any law or for any other reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

27.7             No modification or variation of this Contract shall be valid unless made in writing and signed by an authorised representative of each party. No modification or variation of this Contract shall affect any rights, obligations or liabilities under this Contract which have already accrued to the date of such modification or waiver. The rights and obligations of the parties under this Contract shall remain in full force and effect, except and only to the extent that they are so modified or varied.

27.8             No delay or failure of either party in enforcing against the other party any term or condition of this Contract, and no partial exercise by either party of any right hereunder, shall be deemed to be a waiver of any right of that party under this Contract.

27.9             This Contract shall be governed by and construed in accordance with the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the courts of England and Wales.

27.10         No third party shall acquire rights pursuant to the Contracts (Rights of Third Parties) Act 1999.

[signatures on next page]

Flight Story Limited – Terms and Conditions

IN WITNESS WHEREOF, the parties have caused this Contract to be signed by their respective duly authorized representatives as of the Effective Date.

FLIGHT STORY	THE HEALING COMPANY
Signature:	Signature:
Print Name: Oliver Yonchev	Print Name: Simon Belsham
Title: COO	Title: CEO

Flight Story Limited – Terms and Conditions

SCHEDULE 1 STATEMENT OF WORK

Name of Project	The Healing Company x Flight Story
Contact Person	simon@healingcompany.com
Contact Address	711 S Carson Street, Suite 4, Carson City, NV 89701
Client Obligations	Provide Options Agreement See Payment Terms
Nature of Client’s Business	Health & Wellbeing
Commencement Date	03/01/22 24 Month Agreement Review period after 12 months to establish new goals and bonus structure for Flight Story
Services & Deliverables

Service Summary

I.    Flight Story Studios (5 days p/m)

II.   Phase 1: Foundations & Strategy (detailed overview)

III.  Phase 2: Execute (detailed overview)

IV.  Phase 3 & Phase 4: Optimise & Scale (vague overview)

V.   Year 2 (Phase 5-8): Post Review (TBC)

Flight Story Studios (5 days p/m) Flight Story Studio Allocation

●      5 x Day w/ Head of Design and/or Head of Video

●      This allocation each month can be accrued if not used

●      Production (shoots) and/or hard costs (music licenses, etc) these are paid for by Healing Co, and/or scoped separately

●      Flight Story offer a 25% reduction on our studio rate card for all out of scope productions

Phase 1: Foundations & Strategy

Immersion

●      Prepare and lead management team immersion sessions

●      Prepare and lead an IPO Ready Planning Session

●      Prepare and lead a brand planning session

Audit

●      Review and provide an opinion on all public communication material and identify effective tactics to scale

●      Produce a performance analysis of owned digital channels exploring owned, earned and paid

●      Produce an audience analysis and segmentation aimed at identifying key target segments

●      Review and provide an opinion on the current creative activity across digital channels

●      Review and provide an opinion on the existing operational structures across people, process and technology

Flight Story Limited – Terms and Conditions

●      Produce a digital media landscape competitor analysis relevant to The Healing Co

●      Review and analyse brand sentiment and share of voice against comparable groups

Strategy

●      Review and refine brand positioning, guidelines and TOV

●      Develop a clear public markets communication & media strategy in conjunction with partners

●      Develop an impactful channel strategy that appeals to the retail investor community

●      Explore the development of new channels that relate to effective investor relations engagement

●      Provide guidance on how to engage the Key Opinion Leaders within the Retail Investment community

●      Guide art and creative direction for all channels

●      Produce an IR strategy playbook which contains the guidelines and best practices to optimise performance across all marketing functions

Ambassador

●      Identify key opinion leader advocacy and ambassador network of influential creators and voices

●      Deliver a framework to engage with key opinion leaders and provide advice to The Healing Co/3rd party partner on how to engage

Tech

●      Identify and engage suppliers of effective technology stack to support business needs

●      Build an attribution model and reporting measurement matrix tracking all core metrics

Staffing & Process

●      Identify the best talent and provide support in staffing immediate open roles, in line with recommendations outlined with the audit report

●      Build a dynamic freelance network for when activity and comms demands increase

Governance

●      Provide leadership, organisation and project management of all deliverables

●      Management of key project stakeholders across The Healing Co and any identified 3rd party suppliers

●      Develop and launch a centralised and indexed content hub for ease of access for all stakeholders

Phase 2: Execute Activity (outline) Strategy Playbook Execution

●      Lead the roll-out and management of the new strategy playbook

●      Provide advice and guidance to The Healing Co on how to employ a ethos of consistent experimentation

●      Analyse and test new paid media platforms to look for efficiency channels to scale

●      Analyse and scale the acquisition strategy of new community building

Flight Story Limited – Terms and Conditions

 Optimise & Review

●      Develop new audience profiles to focus on ongoing agreed objectives

●      Develop the sustained public markets story based on learnings

●      Plan the future communication agenda with partners

●      Analyse and report on communication activity - advising optimisation where relevant

●      Advanced paid media testing to accelerate the community growth

●      Prepare and lead management team review sessions

●      Evaluate activity and cut in-effective channels and resource

●      Review partners and ensure software integration has been adopted by relevant parties

Creative

●      Develop new content themes

●      Provide ongoing creative ideation for all marketing functions to test

●      Deliver big quarterly brand moment that embodies new positioning

●      Support the development of own media channels - email and other

Ambassador

●      Introduce new ambassadors/Key Opinion Leaders and secure long term contracts with top performers

●      Launch The Healing Co leadership personal brand program - enhancing profile across key business communities

Staffing & Process

●      Support the build of new internal processes establish in phase 1

●      Provide continued support on sourcing and staffing world class talent

●      Initiate management feedback sessions to ensure that the process is being used and is still effective

Governance

●      Provide leadership, organisation and project management of all deliverables

●      Management of key project stakeholders across The Healing Co and any identified 3rd party suppliers

●      Manage content production, legal process and social strategy in line with the playbook

Phase 3 & 4 (6 months): Optimise & Scale Activity

Scale

●      Prepare and lead management team review sessions with a focus on scaling strategy

●      Scale media channels and partnerships formed based on prior learnings

●      Develop and deliver the long-term communication agenda

Flight Story Limited – Terms and Conditions

●      Develop and deliver a quarterly report on social activity

●      Continue advising on paid media and channel testing to accelerate the communities growth

Sustain

●      Develop a roll-off strategy - ensuring all systems are in place for a end of year handover across values, culture & performance

●      Help all teams employ a ethos of consistent experimentation through education and consultation

●      Ongoing testing of new paid media platforms to look for efferent channels to scale

●      Look to develop new relevant ways to engage the community

Creative

●      Develop new content themes directed by past performance

●      Provide ongoing creative ideation for all marketing functions to test

●      Deliver concepts for a big quarterly brand moment that embodies new positioning

●      Continue to develop own media channels

Ambassador

●      Introduce new ambassadors and secure long term contracts with top performers

●      Launch The Healing Co wider company personal brand program producing toolkits to share company messages

Staffing & Process

●      Provide continued support on sourcing and staffing world class talent

●      Work with management to develop sustained values that lead to the highest performing communication teams

Governance

●      Provide leadership, organisation and project management of all deliverables

●      Management of key project stakeholders across The Healing Co and any identified 3rd party suppliers

Y2: Phase 5, 6, 6 & 8

●      Phase 5-8: Scope Provided In Collaboration Post 12 Month Review

Fee Details

RETAINED FEE (automatic award): $180,000 + (any local tax)

-          Phase 1 (automatic award): $45,000

-          Phase 2 (automatic award): $45,000

-          Phase 3 (automatic award): $45,000

-          Phase 4 (automatic award): $45,000

SHARE AWARD

Flight Story Limited – Terms and Conditions

For the services provided, Flight Story Limited will receive options on the shares of The Healing Company.

675,000 options ($0.28 strike price) will provided as an automatic award from contract signing.

A further 1,500,000 options ($2.00 strike price) will be provided as vested allocation.

Terms as follows:

Automatic Options

●      Issued Options: 675,000

●      Strike: $0.28

Vested Options:

•       Vested Options: 1,500,000

•       Strike: $2.00

I.      25% on completion of an up-round capital raise in 2022

II.     25% on share price sustained >$200m average market capitalization for a month

III.    25% on NASDAQ listing

IV.    25% on share price sustained >$400m average market capitalization for a month

All options will have an expiry date 5 years after the IPO.

If our MSA agreement were to mutually end any unvested options would lapse Flight Story would have 12 months to exercise vested options.

The Stock Option grant made pursuant to this Agreement shall be made subject to the terms and conditions of a separate Stock Option Grant Agreement, the terms of which shall supersede the terms herein.

(Additional Fee’s)	- Additional scopes agreed separately with new IO if required, governed under the MSA terms.
Payment Schedule

Payment Terms

-          First invoice to be issued upon contract execution and payable immediately.

-          Subsequent payments due within 30 days of invoice receipt

Payment Schedule

-       Phase 1

-       05/01/22: $45,000 (due upon receipt)

-       Phase 2

-       01/04/22: $45,000 (due 30 days upon receipt)

-       Phase 3

-       01/07/22: $45,000 (due 30 days upon receipt)

-       Phase 4

-       01/10/22: $45,000 (due 30 days upon receipt)

Flight Story Limited – Terms and Conditions

-       Phase 5

-       01/01/23: $45,000 (due 30 days upon receipt)

-       Phase 6

-       01/04/23: $45,000 (due 30 days upon receipt)

-       Phase 7

-       01/07/23: $45,000 (due 30 days upon receipt)

-       Phase 8

-       01/10/23: $45,000 (due 30 days upon receipt)

Flight Story Limited – Terms and Conditions